CMA Multi-State Municipal Series Trust
Series Number: 7
File Number: 811-5011
CIK Number: 810598
CMA Massachusetts Municipal Money Fund
For the Period Ending: 09/30/2006

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner, & Smith Inc., for the six months ended September 30, 2006.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

09/22/2006	$4,500	Massachusetts Bay	3.80%	07/01/2030